Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Dime Community Bancshares, Inc. on Form S-8 of our report dated August 16, 2002, appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 24, 2003